EXHIBIT 10.1
                                                                    ------------

                              TERMINATION AGREEMENT
                              ---------------------

         AGREEMENT made this 6th day of September, 2007 by and between ELIZABETH FARRELL LONGTON ("Employee") and THE SAGEMARK COMPANIES LTD. ("Sagemark").

                              W I T N E S S E T H :
                              ---------------------

         WHEREAS, Employee and Sagemark are parties to that certain Employment Agreement dated January 25, 2005 (the "Employment Agreement"); and

         WHERAEAS, Sagemark and Employee have agreed to terminate the Employment Agreement, on and subject to the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the recipient and sufficiency of which are hereby unconditionally acknowledged, the parties hereto do hereby agree as follows:

         1.       Termination of Employment Agreement.
                  -----------------------------------

                  (a) Effective October 1, 2007, the Employment Agreement will be deemed terminated. During the period from the date hereof through September 30, 2007, Employee will continue to render full time services to Sagemark pursuant to the terms of the Employment Agreement, except that Employee's primary (but not sole) services will be with regard to Sagemark's positron emission tomography ("PET") and PET/computed tomography diagnostic imaging centers located in Florida and assisting Sagemark with transitioning services with regard to a successor chief operating officer or equivalent person(s). Employee shall have no responsibilities during this period to render services with respect to Sagemark's contemplated cancer treatment centers. During the period from the date hereof through September 30, 2007, Employee shall take four of her eight accrued vacation days.

                  (b) During the period October 1, 2007 through December 31, 2007, Employee may, render telephonic consulting services to Sagemark with respect to the operations of Sagemark's outpatient diagnostic imaging centers (exclusive of any such services with respect to Sagemark's contemplated cancer treatment centers). To the extent that Sagemark requests such services, Sagemark will pay Employee therefor at the rate of one hundred dollars ($100) per hour, payment for which will be made promptly after Sagemark's receipt of Employee's invoice for such services.

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                  (c)      During the period October 1, 2007 through December
31, 2007, Sagemark will continue to provide Employee with the same health insurance coverage that Sagemark provides to its other employees (whether by payment of her Cobra coverage, or otherwise).

                  (d) Upon the execution of this Agreement, Employee will return to the Company all files, documents and any personal property of the Company in her possession or under her control.

         2. Severance Compensation. Notwithstanding any provision of the Employment Agreement to the contrary, Sagemark will pay to Employee, and Employee agrees to accept, the sum of $49,720.53 (the "Severance Payment") as severance compensation in consideration of the earlier termination of the Employment Agreement. The Severance Payment shall be paid to Employee in three equal monthly installments of $16,573.51 payable on the first day of October, November and December, 2007. The Severance Payment represents a mutually agreed upon reduction of the ten months of salary and severance compensation that Employee would have otherwise been entitled to receive under the Employment Agreement to four months of severance compensation represented by the Severance Payment.

         3.       Mutual Releases.
                  ---------------

                  (a) In consideration of the covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee, and all entities owned (in whole or in part), controlled by, or under common control with Employee, and their respective officers, directors, shareholders, employees, agents, consultants, heirs, administrators, executors, personal representatives, successors and assigns (hereinafter collectively referred to as the "Employee Releasors"), do hereby unconditionally and irrevocably release and forever discharge Sagemark, and all entities owned (in whole or in part), controlled by, or under common control with Sagemark, and their respective officers, directors, shareholders, employees, counsel, agents, consultants, heirs, administrators, executors, personal representatives, successors and assigns (hereinafter collectively referred to as the "Sagemark Releasees"), from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, obligations, contracts, controversies, agreements, promises, variances, damages, liabilities, judgments, executions, claims and demands whatsoever, in law or in equity (whether known or unknown, liquidated or unliquidated and whether suspected or unsuspected), whether asserted individually, derivatively, or in any other capacity, which the Employee Releasors, or any of them, ever had, now have or hereafter can, shall or may have against the Sagemark Releasees (or any of them) for, by reason of, in any way based upon, arising out of, related to, or connected with, directly or indirectly, any matter, cause, thing, transaction, act, or omission whatsoever from the beginning of the world to and including the date hereof, except for:

                           (i) All representations, warranties, covenants and obligations of Sagemark under this Agreement; and

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                           (ii)     all right, title and interest in and to the
                                    stock option dated January 25, 2005
                                    entitling Employee to purchase up to 35,000 shares of common stock of Sagemark; and

                           (iii) any claim for indemnification, contribution or for coverage under Sagemark's officer and director professional liability insurance policy; and

                           (iv) any claim against the Sagemark Releasees which cannot be released under applicable law; and

                           (v)      any claim for fraud.

The Employee Releasors hereby covenant and agree not to sue any of the Sagemark Releasees with respect to any matter or thing covered by or subject to the foregoing release, subject to the exceptions set forth above, and with respect to any suit or proceeding commenced against the Sagemark Releasors to enforce the terms of the aforementioned release.

         (b) In consideration of the covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sagemark, and all subsidiaries and parents thereof, and all entities owned (in whole or in part), controlled by, or under common control with Sagemark (hereinafter collectively referred to as the "Sagemark Releasors"), do hereby unconditionally and irrevocably release and forever discharge Employee, and all entities owned (in whole or in part), controlled by, or under common control with Employee, and their respective officers, directors, shareholders, employees, counsel, agents, consultants, heirs, administrators, executors, personal representatives, successors and assigns (hereinafter collectively referred to as the "Employee Releasees"), from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, obligations, contracts, controversies, agreements, promises, variances, damages, liabilities, judgments, executions, claims and demands whatsoever, in law or in equity (whether known or unknown, liquidated or unliquidated and whether suspected or unsuspected), whether asserted individually, derivatively, or in any other capacity, which the Sagemark Releasors, or any of them, ever had, now have or hereafter can, shall or may have against the Employee Releasees (or any of them) for, by reason of, in any way based upon, arising out of, related to, or connected with, directly or indirectly, any matter, cause, thing, transaction, act, or omission whatsoever from the beginning of the world to and including the date hereof, except for:

                           (i) All representations, warranties, covenants and obligations of Employee under this Agreement; and

                           (ii) any claim against the Employee Releasees which cannot be released under applicable law; and

                           (iii)    any claim for fraud.


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The Sagemark Releasors hereby covenant and agree not to sue any of the Employee
Releasees with respect to any matter or thing covered by or subject to the foregoing release, subject to the exceptions set forth above, and with respect to any suit or proceeding commenced against the Employee Releasees to enforce the terms of the aforementioned release.

         4. Survival. Notwithstanding any provision of this Agreement to the contrary, the provisions of Section 6 of the Employment Agreement shall survive the termination thereof and remain in full force and effect in accordance with the provisions of such Section and the provisions of Section 7 of the Employment Agreement shall survive the termination thereof and remain in full force and effect in accordance with the provisions of such Section, but only for the period ending on January 31, 2008.

         5.       Representations and Warranties.
                  ------------------------------

                  (a) All action on the part of Sagemark and Employee necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been properly taken and obtained by each of them and this Agreement constitutes a valid and legally binding obligation of Sagemark and Employee enforceable in accordance with its terms except (i) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by the effect of rules governing the availability of equitable remedies, and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

                  (b) The authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any violation or be in conflict with or constitute, with or without the passage of time or giving of notice, or both, a breach or default under any instrument, judgment, order, writ, decree or agreement to which either Sagemark or Employee is a party or by which either of them is bound.

         6.       Miscellaneous.
                  -------------

                  (a) This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof and may not be changed or modified except by an instrument in writing signed by the party to be bound thereby. No course of conduct or dealing or trade usage or custom or course of performance by the parties hereto shall constitute or be relied upon as a modification, supplement, or waiver of any provision of this Agreement. This Agreement has been subject to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against any party hereto on the basis of such party having drafted this Agreement.

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                  (b)      Each party acknowledges that it has consulted such
legal, financial, technical and other experts as it deemed necessary or desirable prior to entering into this Agreement. Each party represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement. Neither party has relied upon any oral representations of the other party in entering into this Agreement.

                  (c) All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and delivered personally, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other addresses as either of the parties hereto shall specify by notice given in accordance with this provision):

                           (i)      If to Sagemark, to it at:

                                    The Sagemark Companies Ltd.
                                    1285 Avenue of the Americas, 35th Floor
                                    New York, New York 10019
                                    Attn: Ron Lipstein, President and
                                    Chief Executive Officer

                                    with a copy to:

                                    Robert L. Blessey, Esq.
                                    51 Lyon Ridge Road
                                    Katonah, New York 10536

                           (ii)     If to Employee:

                                    Elizabeth Farrell Longton
                                    30 Old Short Hills Road
                                    Milburn, New Jersey 07041

All such notices, consents, requests, demands and other communications shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective only upon receipt.

                  (d) Neither party hereto may assign this Agreement or its or their respective rights, benefits or obligations hereunder without the written consent of the other parties hereto.

                  (e) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, administrators, executors and permitted assigns. Nothing contained in this Agreement is intended to confer upon any person or entity, other than the parties hereto, or their respective successors, heirs, personal

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representatives, administrators, executors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or by reason of this Agreement.

                  (f) No waiver of any provision of this Agreement or of any breach thereof shall be effective unless in writing and signed by the party to be bound thereby. The waiver by either party hereto of a breach of any provision of this Agreement, or of any representation, warranty, obligation or covenant in this Agreement by the other party hereto, shall not be construed as a waiver of any subsequent breach or of any other provision, representation, warranty, obligation or covenant of such other party, unless the instrument of waiver expressly so provides.

                  (g) This Agreement shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof, except as to applicable federal and state securities laws. The parties hereto hereby agree that any suit or proceeding arising under this Agreement, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York, except for any suit or proceeding seeking an equitable remedy hereunder which may be brought in any court of competent jurisdiction. By their execution hereof, the parties hereto hereby consent and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York (or any such other court of competent jurisdiction) and agrees that any process in any suit or proceeding commenced in such courts under this Agreement may be served upon them personally or by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same force and effect as if personally served upon them in New York City (or in the City or County in which such other court is located). The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto. Nothing in this Section 6(g) shall affect the rights of the parties hereto to serve legal process in any other manner permitted by law.

                  (h) The parties hereto hereby agree that, at any time and from time to time after the date hereof, upon the reasonable request of the other party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

                  (i) Each party hereto represents and warrants to the other that it or she has been represented by counsel in connection with the negotiation, preparation, and consummation of this Agreement. Except as expressly provided in this Agreement, each of the parties hereto shall bear all of its or their respective costs and expenses incurred in connection with the negotiation, preparation, execution, consummation, performance and/or enforcement of this Agreement, including, without limitation, the fees and disbursements of their respective counsel, financial advisors and accountants. Notwithstanding the foregoing, in the event of any action or proceeding

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instituted by either party hereto to enforce the provisions of this Agreement, the party prevailing therein shall be entitled to reimbursement by the other breaching party(ies) of the legal costs and expenses incurred by the prevailing party in connection therewith. For purposes hereof, "prevailing party" means the party in whose favor final judgment, after appeal (if any), is rendered with respect to the claims asserted in any such action or proceeding.

                  (j) This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

                  (k) The Section headings used in this Agreement have been used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

                  (l) If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall remain in full force and effect.

                  (m) No remedy set forth in this Agreement is exclusive of any other available remedy or remedies, whether legal or equitable, but each remedy is cumulative and in addition to every other right or remedy provided for under this Agreement now or hereafter existing at law or in equity or by statute. Either party hereto may pursue its rights and remedies concurrently or in any sequence and no exercise of one right or remedy shall be deemed to be an election. No delay by either party hereto in enforcing its rights under this Agreement shall constitute a waiver, election or acquiescence by such party.

                  (n) Unless the context of this Agreement clearly requires otherwise, the plural includes the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning of the phrase "and/or". The words "hereof", "herein", "hereby", "hereunder" and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date first above written.


WITNESS:                               THE SAGEMARK COMPANIES LTD.

/s/ GEORGE W. MAHONEY                  By  /s/ RON LIPSTEIN
--------------------------------           -------------------------------------
                                           Ron Lipstein
                                           President and Chief Executive Officer
George Mahoney
--------------------------------
Print Name


WITNESS:

/s/ GEORGE MAHONEY                     /s/ ELIZABETH FARREL LONGTON
--------------------------------       -----------------------------------------
                                       Elizabeth Farrell Longton

George W. Mahoney
--------------------------------
Print Name



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